Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-229255) of Chimera Investment Corporation,
2.Registration Statement (Form S-3 No. 333-229257) of Chimera Investment Corporation,
3.Registration Statement (Form S-8 No. 333-209248) pertaining to the Amended and Restated 2007 Equity Incentive Plan of Chimera Investment Corporation, and
4.Registration Statement (Form S-8 No. 333-147747) pertaining to the Amended and Restated 2007 Equity Incentive Plan of Chimera Investment Corporation;

of our reports dated February 18, 2021, with respect to the consolidated financial statements of Chimera Investment Corporation and the effectiveness of internal control over financial reporting of Chimera Investment Corporation included in this Annual Report (Form 10-K) of Chimera Investment Corporation for the year ended December 31, 2020.

/s/ Ernst & Young LLP
New York, New York
February 18, 2021